Exhibit 99(j)
NORTHEAST ENERGY, LP (the registrant) Certification Of Periodic Report

I, Mark R. Sorensen, Vice President and Treasurer of ESI Northeast Energy GP, Inc. (equivalent to the Chief Financial Officer of registrant) as Administrative General Partner of Northeast Energy, LP, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended March 31, 2003 (Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 12, 2003

MARK R. SORENSEN

Mark R. Sorensen Vice President and Treasurer (equivalent to the Chief Financial Officer) ESI Northeast Energy GP, Inc. as Administrative General Partner of Northeast Energy, LP

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.